Form N-CSR Item 12(b) Exhibit

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

The undersigned hereby certify in their capacity as Treasurer and President, respectively, of the Wright Managed Equity Trust (the “Trust”) (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund), that:

(a)
the Annual Report of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) on Form N-CSR for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) for such period.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

The Wright Managed Equity Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund)

Dated: 2/23/10

/s/ Peter M. Donovan
Peter M. Donovan
President

Dated: 2/23/10

/s/ Gale L. Bertrand
Gale L. Bertrand
Treasurer